EXHIBIT 32.1

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of GlobalSCAPE, Inc. on Form 10-K/A Number 1 for the period ending December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the  “Report”), the undersigned, David L. Mann, President and Principal Financial Officer, certify, pursuant to 18 U.S.C.  Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)         The Report fully  complies with the  requirements  of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of GlobalSCAPE, Inc.

//s/ David L. Mann
David L. Mann
President
August 28, 2008